UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 19, 2007
(Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.
(Exact name of registrant as specified in its charter)

Michigan	0-24676	38-2505723

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202
(Address of principal executive offices)

(313) 871-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2007, the Company entered into a three-year marketing agreement with Sun Pharmaceutical Industries Limited (“Sun”), its majority shareholder. Sun has and will have, various abbreviated new drug applications (“ANDAs”) awaiting approval that it has filed directly with the FDA. During this three-year agreement, the Company will purchase selected products offered from Sun that have or will have gained FDA approval. This agreement was approved by the Company’s Independent Committee comprised of the Company’s four independent directors. Caraco will market and distribute these products in the United States and Puerto Rico as part of our overall product portfolio. This agreement will complement our current Sun technology transfer agreement, third party development agreements and our internal research and development. This agreement will potentially enhance the size of our current and future product line we offer to our customers. We will purchase selected products from Sun at a mutually agreed transfer cost and market these products to new and existing customers. Profit margins will be reported separately for product sales included in this agreement to provide clarity on the distribution gross profit margins versus our manufacturing profit margins and the Company’s overall profit margin percentage.

The Company has redacted certain portions of the Exhibit, pursuant an FOIA Confidential Treatment Request pursuant to Rule 24b-2, under the Securities Exchange Act of 1934, as amended. The application for Confidential Treatment was mailed to the Secretary of the Commission on January 24, 2007. The omitted material has been included in the application for Confidential Treatment.

The foregoing summary of the marketing agreement is qualified in its entirety by reference to the marketing agreement which is filed as Exhibit 10.20 to this Form 8-K.

Exhibit No.	Description

10.20

Marketing agreement between Caraco and Sun Pharmaceutical Industries Limited dated January 19, 2007. Certain portions of the agreement have been redacted pursuant to the aforementioned Confidential Treatment Request. Portions redacted are indicated by an asterisk (*).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date: January 24, 2007	By:	/s/ Daniel H. Movens

Daniel H. Movens
Chief Executive Officer

Exhibit Index

10.20

Marketing agreement between Caraco and Sun Pharmaceutical Industries Limited dated January 19, 2007. Certain portions of the agreement have been redacted pursuant to the aforementioned Confidential Treatment Request. Portions redacted are indicated by an asterisk (*).